Exhibit 99.1

LBI MEDIA, INC.

Three Months and Year Ended December 31, 2006 Earnings Call Script

March 30, 2007

2:00 p.m. PST/4:00 p.m. CST/5:00 p.m. EST

Operator: Good day everyone, and welcome to today’s LBI Media fourth quarter and year end results conference call. Today’s call is being recorded.

At this time for opening remarks, I would like to turn the call over to Mr. Lenard Liberman. Please go ahead, sir.

Lenard Liberman: Thank you, operator. Good afternoon everyone, and welcome to our fourth quarter 2006 earnings teleconference.

During today’s call, I’ll provide an overview of operating results for the quarter and full year ended December 31, 2006, as well as discuss recent developments of LBI Media. I will also address more detailed financial results and then take questions.

Before I begin, I have to advise you that this teleconference may contain forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made during this conference call that address results or development that will occur or may occur at LBI in the future are forward-looking statements. These statements, regarding future plans, events, financial results, and prospects of performance of LBI Media, are projections that involve risks and uncertainties, and actual results may vary materially.

I refer you to LBI Media’s press release dated March 30, 2007, for important factors you should consider in evaluating this information.

The forward-looking statements made during this call speak only as of the date hereof and the company undertakes no obligation to update such statements to reflect future events or circumstances.

This conference call also contains a non-GAAP financial term within the meaning of Regulation G, as adopted by the SEC. This determines Adjusted EBITDA, which we define as income plus income tax expense, loss or gain on the sale of property and equipment, and net interest expense and depreciation. However, for the purpose of this teleconference, I’ll refer to what we call Adjusted EBITDA simply EBITDA.

In conformity with Regulation G, we provide a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure, net cash flow, as provided by operating activities, prepared in accordance with U.S. generally accepted accounting principles in our press release issued today. This reconciliation is also provided in our 10-K, which we filed with the SEC yesterday.

I will now turn the call over to Winter Horton.

Winter Horton: Thank you. For the quarter ended December 31, 2006, net revenues increased 11 percent to $27.5 million from $24.7 million for the same quarter last year. For the full year ended December 31, 2006, net revenues also increased 11 percent to $108 million from $97.5 million for the same period last year.

Our radio division net revenues increased 11 percent to $13.8 million from $12.4 million for the same quarter last year. Radio division net revenues increased three percent to $51.4 million from $49.9 million for the full year ended December 31, 2006.

On November 2, 2006, LBI completed its acquisition of five radio stations in the Dallas-Ft. Worth market that were purchased from Entravision Communications. We’ve been able to execute our operating plan due to our existing infrastructure in the Dallas market, where we were already operating KMPX-TV and KNOR-FM. We now own and operate five FMs, one AM, and KMPX Television in Dallas, and have become the largest Hispanic operator of radio and television stations in that market.

The acquired stations were previously operated under network delivered formats. We have reformatted and repositioned each station over the past few months. KTCY-FM, Concierto, is a Spanish pop and romantic music station. KBOC, El Norte, is a regional Mexican station playing a Nortena light format. And KZZA, Casa, is a Reggaeton format. KZMP-FM has been brokered to a Southeast Asian radio operator on a long-term LMA, and KZMP-AM, La Ranchera, plays traditional ranchera and mariachi music and carries an extensive sports line-up of various soccer leagues.

In October 2006 we purchased a new building in Las Colinas near the center of Dallas, where we will be moving our entire broadcast facility some time in the fourth quarter of this year after the renovations are completed.

In Los Angeles, our afternoon drive DJ, Don Cheto, continued to dominate the competition in the fall Arbitron survey by ranking number one in his day part with adults 18-34 and adults 18-49. Because of this exceptional performance, we’ve moved Don Cheto to morning drive in December of last year, and the early trends are already showing growth for us in the competitive day part.

Our Houston cluster of radio stations also performed well in the fall Arbitron ratings book. La Raza-FM continues to show growth and was up 52 percent from last year’s fall book in adults 18 to 34.

Our pop station, XO-FM, also showed excellent growth in adults 18-34, with a 70 percent increase over fall 2005, and in the adults 18-49 demo with a 79 percent increase over fall of 2005.

More significantly, our new tower construction has been recently completed, and as of March 2007 KQQK, XO, is now broadcasting from our new site with an improved signal. KTJM, La Raza, will be broadcasting from the new tower by early third quarter of this year and, as a result, will also have an improved signal and better coverage of the Houston DMA.

In the fourth quarter of 2006 our television station group generated net revenue of $13.7 million versus $12.3 million for the year ago period, representing an increase of 12 percent.

Television division net revenues increased 19 percent to $56.6 million from $47.6 million for the full year ended December 31, 2006. Our television ratings across all markets remain strong, and they are a testament to the success of our strategy of producing programming internally.

In the November sweeps period, KRCA had several shows that ranked number one amongst Hispanic stations in the Los Angeles market in various male demographics. Estudio 2, our hit musical variety show, reached the number one position in the male 25-54 demo in its primetime slot from 7p to 8p, beating the Univision Novella. Estudio 2 also ranked a strong number two in the adult 18 to 34 and adult 18 to 49 demos as well.

LBI’s national news, Noticias STN, which was launched in fourth quarter of 2006, has been well received by both viewers and advertisers and is doing well in all of our markets.

Alarma TV, our news magazine show, was also launched in the fourth quarter of 2006 and has been building steadily in the ratings in both Texas and California.

Recently we began production on a new variety game show that will begin airing in primetime on our television stations in April.

I’ll now turn this back to Lenard Liberman for financial results.

Lenard Liberman: I’ll now review our financial results for the fourth quarter and full year ended December 31, 2006. We posted results in a press release that was issued today.

For the quarter ended December 31, 2006, net revenues increased by $2.8 million or 11 percent to $27.5 million from $24.7 million for the same quarter last year. This increase was attributable to revenue growth at our television stations in Los Angeles and Texas and our existing and newly acquired Dallas radio stations.

Operating expenses, excluding depreciation and amortization and impairment of broadcast licenses, increased 48 percent to $18.4 million in the fourth quarter of 2006 from $12.5 million for the fourth quarter of 2005. This growth in operating expense was primarily attributable to increases in deferred compensation expense and additional selling, general and administrative expenses, including the startup costs in connection with our new Spanish stations in Dallas. As a result, EBITDA decreased by $3.1 million or 26 percent to $9.1 million for the fourth quarter of 2006 from $12.2 million for the same period in 2005. In 2005, Adjusted EBITDA reflected a credit of deferred compensation expense of $1.6 million. We recognized deferred compensation expense of $700,000 in 2006, resulting in an increase in deferred compensation expense of $2.3 million from 2005 to 2006. Our Adjusted EBITDA Margin decreased from 50 percent for the 2005 quarter to 33 percent in the 2006 quarter.

Radio division net revenues increased by $1.4 million or 11 percent to $13.8 million for the quarter ended December 31, 2006, from $12.4 million for the same quarter last year. This increase is primarily attributable to revenue growth at our Dallas stations. Operating expenses, excluding depreciation and amortization and impairment of broadcast license, increased $3.7 million or 79 percent to $8.3 million from $4.6 million for the same quarter last year, primarily due to increases in deferred compensation expense, and selling and general and administrative expenses, including the startup costs in connection with our new Dallas radio stations. Adjusted EBITDA decreased $2.3 million or 29 percent from $7.8 million for the fourth quarter 2005 to $5.5 million for the 2006 quarter. Our radio division Adjusted EBITDA Margin decreased from 63 percent in the fourth quarter of 2005 to 40 percent in 2006.

Television division net revenues increased by $1.4 million or 12 percent to $13.7 million for the quarter ended December 31, 2006, from $12.3 million for the 2005 quarter. This increase is primarily attributable to revenue growth across our Los Angeles and Texas television stations, reflecting the improved performance and acceptance of our internally produced original television programming. Operating expenses, excluding depreciation and amortization and impairment of broadcast licenses, increased by $2.3 million or 29 percent to $10.1 million for the quarter ended December 31, 2006, from $7.8 million for the same quarter last year. The growth in operating expenses can be primarily attributed to increased selling, general and administrative expenses. Adjusted EBITDA decreased by $900,000 or 19 percent to $3.6 million for the quarter ended December 31, 2006, from $4.5 million for the same quarter last year. Our television division’s Adjusted EBITDA Margin decreased from 36 percent for the three months ended December 31, 2005 to 26 percent for the three months ended December 31, 2006.

For the year ended December 31, 2006, net revenue increased $10.5 million or 11 percent to $108 million for the year ended December 31, 2006, compared to $97.5 million in 2005. This increase is attributable to revenue growth at our television stations and an increase in our radio division, which was primarily a result of the performance of our Dallas radio stations, some of which were acquired in November 2006.

Operating expenses, excluding depreciation and amortization and impairment of broadcast licenses, increased by $10.5 million or 21 percent to $59.8 million in 2006 versus $49.3 million in 2005. This growth in operating expenses was primarily due to increases in our deferred compensation expense, selling, general and administrative expenses, and the incremental costs associated with producing additional in-house television programming. Adjusted EBITDA for 2006 was essentially flat at $48.2 million. In 2005,

Adjusted EBITDA reflected a credit to deferred compensation expense of $2.4 million. We recognized deferred compensation expense of $1 million in 2006, resulting in an increase in deferred compensation expense of $3.4 million from 2005 to 2006. Adjusted EBITDA Margin decreased from 50 percent in 2005 to 45 percent in 2006.

Radio division net revenues were up $1.5 million or three percent to $51.4 million for the year ended December 31, 2006, from $49.9 million for the same period last year. This increase was largely attributable to revenue at our Spanish formatted Dallas radio station, some of which were purchased in November 2006, with increases at our Houston stations as well. Current period results compared to a strong 2005 period in which our radio revenues grew by 11 percent, making the year over year comparison difficult. Operating expenses, excluding depreciation and amortization and impairment of broadcast licenses, increased by $5.7 million or 29 percent to $25.5 million in 2006 from $19.8 million last year, primarily due to increases in deferred compensation expense, selling, general and administrative expenses, include startup costs related to our new Spanish formatted radio stations in Dallas and higher programming expenses. Our radio divisions Adjusted EBITDA for 2006 decreased by $4.2 million or 14 percent to $25.9 million from $30.1 million in 2005. The radio division’s annual Adjusted EBITDA Margin decreased from 60 percent in 2005 to 51 percent in 2006.

Television division net revenues increased $9 million or 19 percent to $56.6 million for the year ended December 31, 2006, from $47.6 million for the same period last year. This increase was primarily attributable to strong results at our television stations in Los Angeles and Dallas.

Television division operating expenses, excluding depreciation and amortization and impairment of broadcast licenses, increased by $4.8 million in 2006 or 16 percent to $34.3 million from $29.5 million in 2005. This growth in operating expenses can be primarily attributable to increases in selling and general and administrative expenses, and the costs associated with producing new television programs. Television division Adjusted EBITDA for 2006 rose by $4.1 million or 23 percent to $22.2 million from $18.1 million in 2005. Our television division’s annual Adjusted EBITDA Margin increased slightly from 38 percent in 2005 to 39 percent in 2006.

Turning to our balance sheet, at December 31, 2006, we had approximately $1.5 million in cash and cash equivalents and total debt of $357.3 million. Our total debt balance included $205 million of borrowings under our senior credit facility.

Based upon our trailing 12-month Adjusted EBITDA of $48.2 million as of December 31, 2006, our total debt-to-EBITDA ratio was 7.4 times versus 5.5 times at December 31, 2005. We can borrow approximately $45 million under our senior credit facility and remain in compliance with the financial covenants governed by our senior credit facility agreement and senior subordinated note indenture.

As of the end of this quarter, we are in compliance with all of our financial and non-financial covenants governing our debt agreements.

Our capital expenditures, excluding the purchase of selected assets from and related to the Entravision acquisition, for the full year ended December 31, 2006, were approximately $14.9 million. These expenses were primarily related to the construction of new towers and transmitter sites for our Dallas-Ft. Worth and Houston, Texas, radio stations, and the addition of studio and transmission equipment for our Los Angeles and Houston television stations. Three-and-a-half million dollars was spent to purchase a building to accommodate the acquisition of our radio stations in Dallas.

Capital expenditures for 2007 will include tower construction in Bay City for KQQK and KTJM-FM stations covering the Houston market, build-out of our new facility in Dallas, equipment and vehicle upgrades for our KRCA news department in Los Angeles, and general upgrades of the Empire Production facility.

As you may have seen in a press release today, affiliates of Oaktree Capital Management, LLC, and Tinicum Capital Partners, LLP, purchased approximately 113 shares of class A common stock of our parent, Liberman Broadcasting, Inc., for an aggregate purchase price of $155 million. The investors will own approximately 39 percent of the economic interest of our parent as a result of the purchase.

Our parent intends to use a portion of the net proceeds to repay its senior subordinated notes due 2014 and related warrants, primarily held by affiliates of Alta Communications, LP. Our parent plans to contribute the remainder of the proceeds to LBI Media to repay approximately $47.9 million of outstanding indebtedness under its senior revolving credit facility.

After giving effect to the repayment with net proceeds from this offering, we will have approximately $54.1 million outstanding under a senior revolving credit facility as of March 30, 2007.

I’m extremely excited to have such an outstanding institution as Oaktree and Tinicum as partners in our business. This is the third investment Oaktree has made in LBI over the years, and we have always valued that relationship. I am confident that this transaction will put LBI in a strong position to capitalize on future growth in the Hispanic broadcasting sector.

This concludes our formal remarks. I’ll now turn the call over to the operator to moderate a question-and-answer session. Thank you.

Operator: And if you do have a question, please press star one on your touch-tone telephone. Also if you are using a speakerphone, please make sure your mute button is turned off to allow your signal to reach our equipment. Once again, please press star one at this time for any questions.

And there are no questions in the queue at this time. As a reminder, please press star one now if you do have a question.

And gentlemen, it appears there are no questions.

Lenard Liberman: OK. Thank you, operator.

Winter Horton: Thank you very much.

Operator: Thank you. And that does conclude today’s conference call. We’d like to thank you all for your participation.

Lenard Liberman: Thank you.